EXHIBIT 24.1
Power of Attorney
Power of Attorney

Each of the undersigned directors and officers of First Horizon Corporation, a Tennessee corporation (the “Company”), hereby appoints Hope Dmuchowski, Dane P. Smith, Jeff L. Fleming, Clyde A. Billings, Jr., Shannon M. Hernandez, John A. Niemoeller, and each of them or their successors as officers of the Company acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution and re-substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with:
(A)    a new registration under such Act on Form S-8 of thirteen million (13,000,000) additional shares of the Company’s common stock to be issued under the Company’s 2021 Incentive Plan, as amended; and
(B)    the registration under such Act of any previously registered shares of common stock or interests remaining unissued or unsold under any of the Company’s employee benefit plans registered under any of the following: registration statement No. 333-219052 on Form S-4 (including post-effective amendment No. 1 thereto on Form S-8); registration statement No. 333-235757 on Form S-4 (including post-effective amendment No. 1 thereto on Form S-8); and registration statements Nos. 33-9846, 33-40398, 33-44142, 333-92145, 333-73440, 333-108750, 333-109862, 333-123404, 333-124297, 333-133635, 333-166818, 333-181162, 333-211120, 333-212850, 333-238038, 333-239877, 333-255580, 333-273513, and 333-273514, each on Form S-8.
This authorization includes the authority to sign the name of each of the undersigned in the capacities indicated below to the new registration statement mentioned in (A), and to any of the registration statements listed in (B), after this date along with any amendments to any such registration statement, including (but not limited to) amendments to terminate any such registration statement whether or not, at the time of such amendment, any securities under any such registration statement remain unissued or unsold.

SIGNATURE	TITLE	DATE
/s/ D. Bryan Jordan	Chairman of the Board, President, and Chief Executive Officer and Director (principal executive officer)	April 23, 2024
D. Bryan Jordan
/s/ Hope Dmuchowski	Senior Executive Vice President and Chief Financial Officer (principal financial officer)	April 23, 2024
Hope Dmuchowski

1	Exh. to Form 8-K Current Report 4/23/2024

EXHIBIT 24.1
Power of Attorney

SIGNATURE	TITLE	DATE
/s/ Jeff L. Fleming	Executive Vice President and Chief Accounting Officer (principal accounting officer)	April 23, 2024
Jeff L. Fleming
/s/ Harry V. Barton, Jr.	Director	April 23, 2024
Harry V. Barton, Jr.
/s/ Velia Carboni	Director	April 23, 2024
Velia Carboni
/s/ John C. Compton	Director	April 23, 2024
John C. Compton
/s/ Wendy P. Davidson	Director	April 23, 2024
Wendy P. Davidson
/s/ John W. Dietrich	Director	April 23, 2024
John W. Dietrich
/s/ J. Michael Kemp, Sr.	Director	April 23, 2024
J. Michael Kemp, Sr.
/s/ Rick E. Maples	Director	April 23, 2024
Rick E. Maples
/s/ Vicki R. Palmer	Director	April 23, 2024
Vicki R. Palmer
/s/ Colin V. Reed	Director	April 23, 2024
Colin V. Reed

2	Exh. to Form 8-K Current Report 4/23/2024

EXHIBIT 24.1
Power of Attorney

SIGNATURE	TITLE	DATE
/s/ Cecelia D. Stewart	Director	April 23, 2024
Cecelia D. Stewart
/s/ Rosa Sugrañes	Director	April 23, 2024
Rosa Sugrañes
/s/ R. Eugene Taylor	Director	April 23, 2024
R. Eugene Taylor

3	Exh. to Form 8-K Current Report 4/23/2024